Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of Russell Investment Company:


In planning and performing our audits of the financial statements of certain Russell
Investment Company Funds (refer to Appendix A for a list of the Russell Investment Company Funds contained within these reports, hereinafter collectively referred to as the "Funds" as of and for the year ended October 31, 2009, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Funds internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds; 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and trustees of the Funds;
and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board United States. However, we noted no deficiencies in the Funds internal control over financial reporting and their operations, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Russell Investment Company and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Seattle, Washington
December 21, 2009


Appendix A
Russell Investment Grade Bond Fund
Russell Short Duration Bond Fund
Russell Strategic Bond Fund
Russell Tax Exempt Bond Fund
Russell Money Market Fund
Russell International Developed Markets Fund
Russell Emerging Markets Fund
Russell Global Equity Fund
Russell US Core Equity Fund
Russell US Quantitative Equity Fund
Russell US Value Fund
Russell US Growth Fund
Russell Tax-Managed US Large Cap Fund
Russell Tax-Managed US Mid & Small Cap Fund
Russell Real Estate Securities Fund
Russell US Small & Mid Cap Fund
Growth Strategy Fund
Balanced Strategy Fund
Moderate Strategy Fund
Conservative Strategy Fund
Equity Growth Strategy Fund
2010 Strategy Fund
2020 Strategy Fund
2030 Strategy Fund
2040 Strategy Fund
2015 Strategy Fund
2025 Strategy Fund
2035 Strategy Fund
2045 Strategy Fund
2050 Strategy Fund
In Retirement Fund